                                                                                                                                                                                                                                                                                   Exhibit 10.37

SENIOR REVOLVING CREDIT AGREEMENT

between

HSW INTERNATIONAL, INC.

and

THEOREM CAPITAL, LLC

March 4th, 2011

TABLE OF CONTENTS

Page

ARTICLE 1

THE LINE OF CREDIT
1.01	Revolving Line of Credit; Renewal; Renewal Fee	1
1.02	Maximum Amount	1
1.03	Loans under the Line of Credit	1
1.04	Revolving Nature	1
1.05	Commitment Fee; Warrant	1
1.06	Renewal Fee	1
1.07	Interest	1
1.08	Required Payments; Maturity Date	1
1.09	Termination	2
1.10	The Note	2

ARTICLE 2

COVENANTS REGARDING THE LOANS
2.01	Loan Requests	2
2.02	Computation of Interest	2
2.03	Default Rate	2
2.04	Maximum Rate	2
2.05	Method and Application of Payments	3
2.06	Mandatory Repayments	3
2.07	Right of Investment	3
2.08	Remedies	4

ARTICLE 3

CONDITIONS
3.01	Conditions of the Initial Loan	4
3.02	Additional Loans	4

ARTICLE 4

BORROWER REPRESENTATIONS
4.01	Representations	5

ARTICLE 5

BORROWER COVENANTS
5.01	Reporting Requirements	6
5.02	Existence and Good Standing	6
5.03	Change in Business or Organizational Structure	6
5.04	Compliance with Laws	6
5.05	Inspections	6
5.06	Use of the Loans	6
5.07	Legal Fees; Costs	6

5.08	Dividend Restrictions	7
5.09	Restrictions on Indebtedness	7

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES
6.01	Events of Default	7
6.02	Remedies	8

ARTICLE 7

NOTICES
……………………………………………………………………………………………………...8

ARTICLE 8

GENERAL DEFINITIONS, ACCOUNTING MATTERS AND DRAFTING CONVENTIONS
8.01	Defined Terms	8
8.02	Defined Terms	10

ARTICLE 9

MISCELLANEOUS
9.01	Entire Agreement	12
9.02	Binding Effect; Successors and Assigns	12
9.03	Assignment; Participations	12
9.04	Severability	12
9.05	Amendments in Writing	12
9.06	Governing Law	12
9.07	Counterpart Execution	13
9.08	Necessary Action	13
9.09	No Construction Against Drafter	13
9.10	INDEMNIFICATION	13
9.11	BALLOON PAYMENT	13

This SENIOR REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 4, 2011, between HSW INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and THEOREM CAPITAL, LLC, a California limited liability company (“Lender”).

Borrower requests that Lender provide a line of credit to Borrower.  Lender will provide a line of credit, subject to the terms of this Agreement.  Certain terms used in this Agreement and not previously defined in the body of this Agreement have the meanings given to such terms in Section 8.01.

ARTICLE 1

THE LINE OF CREDIT

1.01 Revolving Line of Credit; Renewal; Renewal Fee.  Lender shall extend credit (the “Line of Credit”) from time to time during the period from the Closing Date to the Maturity Date (that period, the “Availability Period”) by making one or more loans to Borrower (each such loan, a “Loan”) on a revolving basis.  Each Loan must be in a minimum principal amount of $200,000.00.  At Borrower’s written request delivered to Lender at least twenty (20) days prior to the then applicable Maturity Date, Lender shall, unless written notice of nonrenewal is given by Lender to Borrower within ten (10) days of Lender’s receipt of such renewal request from Borrower, renew the Line of Credit, whereupon the Maturity Date and the Availability Period shall each be extended for an additional period of one year.

1.02 Maximum Amount.  The aggregate unpaid principal balance of the Loans at any time shall not exceed $1,000,000.00 (the “Committed Amount”).

1.03 Loans under the Line of Credit.  The Loans are subject to Article 3 and Section 5.07.  The proceeds of the Loans shall be used for Borrower’s working capital and general corporate purposes.

1.04 Revolving Nature.  The Line of Credit is a revolving line of credit; during the Availability Period, subject to the terms and conditions of this Agreement, Borrower may repay principal amounts and re-borrow them.

1.05 Commitment Fee; Warrant.  In consideration of making available the Line of Credit under this agreement, Borrower shall pay Lender in cash a one-time commitment fee equal to 2.0% of the Committed Amount (the “Commitment Fee”) and issue and deliver to Lender the Warrant.

1.06 Renewal Fee.  Upon each renewal, if any, of the Line of Credit as provided in Section 1.01, Borrower shall pay Lender in cash a one-time renewal fee equal to 2.0% of the Committed Amount (the “Renewal Fee”).

1.07 Interest.  Subject to Section 2.03, the aggregate unpaid principal balance of Loans from time to time shall bear interest at a fixed rate equal to 8.0% per annum.

1.08 Required Payments; Maturity Date.  The aggregate unpaid principal balance of, and all unpaid accrued interest on, all Loans and all other charges under this Agreement with respect to the Line of Credit shall be paid on or before the one-year anniversary of the Closing Date (the “Maturity Date”), subject to any renewal of the Line of Credit and corresponding extension of the Maturity Date under Section 1.01.

1.09 Termination.  Notwithstanding any other provision of this Agreement, Lender may in its discretion, upon written notice to Borrower, terminate the Line of Credit upon Borrower’s completion of a Qualified Financing (as defined in Section 2.07), if any.  In such event, the aggregate unpaid principal balance of, and all unpaid accrued interest on, all Loans and all other charges under this Agreement with respect to the Line of Credit shall be and become immediately due and payable in full upon Borrower’s receipt of proceeds from such Qualified Financing.

1.10 The Note.  The Loans will be evidenced by this Agreement and a revolving promissory note in a form provided by Lender (the “Note”).

ARTICLE 2

COVENANTS REGARDING THE LOANS

2.01 Loan Requests.  Each Loan will be made upon the request of Borrower (a “Loan Request”) complying with the requirements of Article 7.  At Lender’s option, all Loan Requests must be received by Lender before 12:00 noon (Los Angeles, California time) on a Business Day which is not less than two Business Days prior to the requested date of that Loan.  Each Loan Request will be irrevocable and shall be for a Loan in a principal amount of not less than $200,000.00.   Lender may postpone making any Loan to the extent Lender is delayed by fire, earthquake or another circumstance outside Lender’s reasonable control.  No loan will be made if the interest rate hereunder for that Loan would exceed the Maximum Rate.

2.02 Computation of Interest.  All computations of accrued interest under the Loan Documents will be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed; and all computations of interest accrued at the Maximum Rate will be based upon a year of the actual number of days in such year.

2.03 Default Rate.  Upon the occurrence of an Event of Default, the aggregate unpaid principal balance of the Loans and, to the extent permitted by Applicable Law, all other Loan Obligations shall, from the date of the Event of Default until the date Lender notifies Borrower that such Event of Default is waived or cured or all Loan Obligations are paid in full, bear interest at the Default Rate.  Subject to the provisions of Section 2.04, the “Default Rate” means the interest rate hereunder plus 3.0% per annum.  Interest payable at the Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the last day of each month.  The provisions of this section will not constitute a waiver of any Event of Default.

2.04 Maximum Rate.  Notwithstanding any provision of this Agreement to the contrary, (a) no interest will be due on any amount due under this Agreement if, under Applicable Law, Lender is not permitted to charge interest on that amount, and (b) in all other cases interest due under this Agreement will be calculated at a rate not to exceed the Maximum Rate.  If the interest that Borrower is required to pay under this Agreement exceeds the Maximum Rate, the amount of interest paid by Borrower will be deemed the Maximum Rate and all payments in excess of the Maximum Rate will be deemed to have been prepayments of principal without prepayment fee or penalty, and not interest.  All amounts other than interest which are paid or agreed to be paid to Lender for the use, forbearance, or detention of Borrower’s indebtedness to Lender under this agreement shall, to the extent permitted by Applicable Law, be amortized over the full stated term of the indebtedness.

2.05 Method and Application of Payments.  All payments of principal, interest, and other amounts to be made under the Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction or counterclaim, not later than 2:00 P.M. (Los Angeles, California time) on the dates on which those payments will become due (any of those payments made after such designated time on the due date will be deemed to have been made on the next succeeding Business Day).  Subject to Borrower’s right to repay principal amounts under the Line of Credit and re-borrow them, all payments received by Lender will be applied to the Loan Obligations in the order of any accrued interest first, any outstanding principal second, and any other indebtedness or other amounts due third.  In any legal action or proceeding, the entries made by Lender in an account or accounts maintained by Lender or any of its Affiliates in accordance with its usual practice and evidencing the Loan Obligations, will be prima facie evidence of the existence and amounts of those Loan Obligations.

2.06 Mandatory Repayments.  If at any time the aggregate unpaid principal balance of the Loans exceeds the Committed Amount, then, upon demand by Lender, Borrower shall repay that portion of the principal balance thereof in excess of the Committed Amount, along with all unpaid accrued interest on that portion.

2.07 Right of Investment.  As used in this Agreement: (a) the term “Financing” means a single transaction or series of related transactions during the Availability Period involving the Company’s sale and issuance to one or more investors of shares of common stock or other equity-linked securities of the Company (“Securities”); and (b) the term “Qualified Financing” means the first Financing involving the Company’s sale and issuance of Securities for gross aggregate sales proceeds of at least One Million Dollars ($1,000,000.00).  In calculating whether a Qualified Financing has occurred, there shall be excluded any and all amounts outstanding under this Agreement and any remaining undrawn portion of the Committed Amount that the Lender is willing to, or does, exchange or pay for Securities in the Financing.  In connection with each Financing, including a Qualified Financing, the Company shall provide to Lender notice (the “Financing Notice”) describing in reasonable detail (x) the proposed terms of the Financing, and (y) the gross aggregate offering amount of Securities to be sold in such Financing.  Upon receiving the Financing Notice, Lender shall have the right, by written notice to the Company within ten days of its receipt of the Financing Notice, to purchase and acquire, on the same terms as other investors in the Financing and subject to the completion of the Financing, up to such amount (the “Investment Amount”) of the Securities as equals the Committed Amount.  Notwithstanding the terms of any Financing, Lender shall have the further right to apply against the purchase price for the Securities it elects to purchase in any Financing any unpaid principal of, and unpaid accrued interest on, the Loans in which such event the payment obligation of Borrower with respect to such unpaid principal and interest shall be deemed fully satisfied.  The provisions of this Section 2.07 shall terminate and be of no further force or effect following a Qualified Financing, or upon such time as the sum of the Lender’s Investment Amounts equals the Committed Amount.

2.08 Remedies.  The Parties understand and acknowledge that the nature and extent of the harm that could be expected to be suffered by Lender in the event of Borrower’s breach of any of the provisions of Section 2.07 of this Agreement are not susceptible of calculation and, consequently, that an award of monetary damages would not be an adequate remedy for an actual or threatened breach thereby by Borrower.  The Parties agree, therefore, that in addition to any other remedies available under this Agreement or at law or in equity, specific performance of Borrower’s obligations and injunctive relief shall be available to Lender to prevent any threatened breach by Borrower of any of the provisions of Section 2.07 and in the event of an actual breach.

ARTICLE 3

CONDITIONS

3.01 Conditions of the Initial Loan.  Lender’s obligation to make the initial Loan is subject to the following conditions precedent:

(a) Borrower has executed and delivered the Loan Documents to Lender; and Lender has executed this Agreement;

(b) Lender has received evidence satisfactory to Lender of the authorization of the individuals executing the Transaction Documents on behalf of Borrower;

(c) all representations and warranties of Borrower in the Transaction Documents are true and correct in all material respects; and

(d) Lender has received the Commitment Fee and the Warrant.

3.02 Additional Loans.  Lender’s obligation to make each additional Loan is subject to the conditions precedent that on the Drawdown Date:

(a) Lender has received a Loan Request;

(b) the following statements are correct (and Borrower will be deemed to represent to Lender that those representations are correct) as of the Drawdown Date: (i) the representations and warranties of Borrower in the Transaction Documents are correct in all material respects as though made on that date; (ii) no Event of Default or event which, with the passage of time or the giving of notice would constitute an Event of Default, has occurred and remains uncured or would result from the additional Loan; (iii) there has been no change in the financial condition of Borrower since the Closing Date, that would have a Material Adverse Effect; and (iv) the aggregate unpaid principal amount of the Loans, together with the principal amount of that additional Loan, does not exceed the Committed Amount; and

(c) Lender has received the Renewal Fee in the event that the Drawdown Date coincides with a renewal of the Line of Credit.

ARTICLE 4

BORROWER REPRESENTATIONS

4.01 Representations.  Borrower represents to Lender that except as disclosed to Lender in a schedule of exceptions:

(a) Borrower is a corporation, duly organized, validly existing and in good standing in its state of incorporation and is qualified and in good standing in each state in which Borrower’s failure to be so qualified and in good standing is reasonably likely to have a Material Adverse Effect;

(b) the execution, delivery and performance by Borrower of each Transaction Document is within the powers and authority of Borrower and has been duly authorized by all requisite action on behalf of Borrower;

(c) the Transaction Documents do not conflict with any Applicable Law;

(d) each Transaction Document is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required thereunder, when executed and delivered to Lender, will be similarly legal, valid, binding and enforceable;

(e) Borrower is not the subject of any Judgment; and there is no lawsuit, tax claim or other dispute pending or to Borrower’s knowledge threatened against Borrower that, if determined adverse to Borrower, is reasonably likely to have a Material Adverse Effect;

(f) the Transaction Documents do not conflict with, or result in a default under, Borrower’s certificate of incorporation or bylaws or under any contract or agreement to which Borrower is a party or by which it is bound;

(g) Borrower is in compliance in all material respects with all material Applicable Laws, and there is no claim, action, proceeding or investigation pending or to Borrower’s knowledge threatened against Borrower with respect to its violation of material Applicable Laws by Borrower;

(h) Borrower is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986; and

(i) there is no Event of Default or event which, with notice or lapse of time would be an Event of Default.

ARTICLE 5

BORROWER COVENANTS

Until such time as all Obligations have been paid in full and Lender has no obligation to make additional Loans:

5.01 Reporting Requirements.  Borrower shall furnish to Lender promptly upon Lender’s request, copies of all financial information that Borrower is required to provide to its shareholders.  Upon Lender’s request and Lender’s executing an NDA and entering into a standstill towards trading in the Borrower’s publicly traded securities, the Borrower shall furnish to Lender promptly copies of all books, records, reports and other information pertaining to the financial condition, business and operations of Borrower reasonably requested by borrower.

5.02 Existence and Good Standing.  Borrower shall preserve and maintain its existence in good standing in the jurisdiction of its incorporation.

5.03 Change in Business or Organizational Structure.  Without Lender consent, Borrower shall not merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or any of the shares it owns of Sharecare, Inc. or any of the stock or material assets of HSW China and any assets material to the business of HSW China to or in favor of any Person; provided, however, in no event shall the foregoing be deemed to preclude Borrower from conveying to a third Person the stock or assets of HSW Brazil and any assets related to the business of HSW Brazil (and for the avoidance of doubt, no actions taken in connection therewith – including, without limitation, any termination or modification of agreements and licenses related thereto – shall be precluded or otherwise considered a Material Adverse Effect) for such consideration as Borrower determines advisable in its discretion.

5.04 Compliance with Laws.  Borrower shall comply in all material respects with all material Applicable Laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Borrower or its property, in each case, except where the failure to do so would not have a Material Adverse Effect.

5.05 Inspections.  Borrower shall, at any reasonable time during normal business hours and from time to time, permit Lender or any of its agents or representatives, at Lender’s expense, to examine the records and books of, and visit the premises of, Borrower and to discuss the affairs, finances, and accounts of Borrower with executive officers of Borrower; provided, however, in the absence of an Event of Default, Lender shall not exercise such right more than twice during any Availability Period.

5.06 Use of the Loans.  Borrower shall not use the Loans (a) for personal, family or household purposes or (b) to purchase or carry “margin stock” (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System), or to invest in other Persons for the purpose of carrying any such “margin stock,” or to reduce or retire any indebtedness incurred for that purpose.

5.07 Legal Fees; Costs.  Borrower shall pay the following:  (a) reasonable and necessary costs, expenses and Legal Fees paid or incurred in connection with the collection or enforcement of the Transaction Documents, whether or not suit is filed; (b) costs and Legal Fees paid or incurred in connection with any Insolvency Proceeding involving a claim under the Transaction Documents; and (c) costs of suit and such sum as the court may adjudge as Legal Fees in any action to enforce payment of the Notes or any part thereof.

5.08 Dividend Restrictions.  Borrower shall not declare, pay or make any dividend or distribution on or in respect of any capital stock or other equity interests of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any capital stock or other equity interests of Borrower.

5.09 Restrictions on Indebtedness.  Borrower shall not create, incur, assume or suffer to exist any indebtedness for borrowed money of Borrower, or any guarantee or other obligation of Borrower of any indebtedness for borrowed money of any other Person except for indebtedness that is subordinated to the Loans on terms reasonably satisfactory to Lender.  Additionally, without Lender consent, Borrower shall not allow trade obligation balances (including ‘Accounts Payable’ and all pari passu trade debt balances) to exceed $1,000,000 and shall not allow ‘Accrued Expenses and Other Current Liabilities’ balances to exceed $1,100,000. The foregoing shall not limit in any way the Lender’s rights outlined in Section 6 (f) pertaining to Material Adverse Effects.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

6.01 Events of Default.  The following each will be an event of default under this agreement (an “Event of Default”):

(a) any payment required under the Loan Documents is not made on the date when due;

(b) any representation in the Transaction Documents is materially incorrect or misleading;

(c) the filing of any federal tax lien against Borrower and same is not discharged of record within 30 days after the date filed;

(d) an Insolvency Proceeding is initiated by Borrower; or any Insolvency Proceeding initiated against Borrower by another Person is not discharged within 60 days after filing;

(e) Borrower or any Subsidiary are or become subject to a Judgment or Judgments: (i) for the payment of money in an aggregate amount (as to all such Judgments or orders) exceeding $250,000.00 or (ii) that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon any such Judgment, or (B) there is a period of thirty consecutive days during which a stay of enforcement of any such Judgment, by reason of a pending appeal or otherwise, is not in effect;

(f) any Material Adverse Effect as to Borrower;

(g) for more than 30 days after notice from Lender, Borrower is in default under any material term, covenant or condition of this Agreement or any of the other Transaction Documents not previously described in this Section 6.01.

6.02 Remedies.  Upon the occurrence of an Event of Default, Lender may: (a) without notice to Borrower, decline Loan Requests; (b) declare all Loan Obligations due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (c) exercise all other rights and remedies afforded to Lender under the Loan Documents or Applicable Law or in equity; except that upon an actual or deemed entry of an order for relief with respect to Borrower or any of its Subsidiaries (if any) in any Insolvency Proceeding, (i) any obligation of Lender to make additional Loans shall automatically be terminated and (ii) all Loan Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by Borrower.

ARTICLE 7

NOTICES

All requests, notices, approvals, consents, and other communications between the Parties (collectively, “Notices”) under the terms and conditions of the Loan Documents must be in writing and mailed or delivered to the address specified in that Loan Document, or to the address designated by any Party in a notice to the other Parties; and in the case of any other Person, to the address designated by that Person in a notice to Borrower and Lender.  All Notices will be deemed to be given or made upon the earlier to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or by courier, upon delivery; (ii) if delivered by facsimile transmission, upon confirmed receipt or (iii) if delivered by mail, four Business Days after deposit in the mails, properly addressed, postage prepaid.  Borrower requests that Lender accept, and Lender may, at its option, accept and is entitled to rely and act upon any Notices purportedly given by or on behalf of Borrower, even if not made in a manner specified herein (including Notices made by email or other electronic means of communication), were incomplete or were not preceded or followed by any other form of Notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof.

ARTICLE 8

GENERAL DEFINITIONS, ACCOUNTING

MATTERS AND DRAFTING CONVENTIONS

8.01 Defined Terms.  Capitalized terms defined in this section are used in this agreement as so defined. Except as otherwise defined in this agreement, or unless the context otherwise requires, each term that is used in this Agreement which is defined in Article 9 of the UCC shall have the meaning ascribed to that term in Article 9 of the UCC.

“Affiliate” of a Person which is anything other than an individual means another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Law” means all existing and future laws, orders, ordinances, rules and regulations of or by a Governmental Authority; except that in determining the Maximum Rate, Applicable Law shall mean those laws, orders, ordinances, rules and regulations in effect during the term of the Loan Documents.

“Borrower” shall have the meaning specified in the preamble of this agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Applicable Laws of the State of California, or are in fact closed in the State of California.

“Closing” means (a) the written acknowledgement by Lender that all conditions precedent to the initial Loan are satisfied or waived in accordance with this Agreement, or (b) the initial Loan is made, whichever is earlier.

“Closing Date” means the date of the Closing.

“Control” of a Person which is anything other than an individual means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Drawdown Date” means in the case of any Loan, the date on which that Loan is made.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Insolvency Proceeding” means the insolvency of a Person, the appointment of a receiver of any part of Person’s property, an assignment by a Person for the benefit of creditors, or the commencement of any proceeding under the Federal Bankruptcy Code or any other bankruptcy or insolvency law, by or against a Person.

“Judgment” means a judgment, order, writ, injunction, decree, or rule of any court, arbitrator, or Governmental Authority.

“Legal Fees” means any and all reasonable attorneys fees and out-of-pocket disbursements incurred or paid by Lender in protecting and enforcing its rights and interests under the Loan Documents.

“Lender” shall have the meaning specified in the preamble of this agreement and any successors and assigns of any of its rights and obligations under this agreement.

“Loan Documents” means this agreement, the Note and all other agreements and instruments required by Lender for purposes of evidencing the Loans.

“Loan Obligations” means all indebtedness, liabilities and obligations of Borrowaer to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees).

“Material Adverse Effect” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect as to the validity or enforceability of any Transaction Document or any material term or condition therein against Borrower; (b) is or could reasonably be expected to be material and adverse to the financial condition, business assets, operations, or property of Borrower, taken as a whole; or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform the Loan Obligations; provided that any modification or cancellation of the letter agreement for services dated October 30, 2009 , as amended December 30, 2009, between the Company and Sharecare, Inc. shall not be considered, and shall be excluded from any determination or calculation of, a Material Adverse Effect as long as such modification or cancellation does not impair Borrower’s economic interest in Sharecare, Inc.

“Maximum Rate” means that rate per annum which, under Applicable Law, may be charged without subjecting Lender to civil or criminal liability, or limiting Lender’s rights under the Loan Documents as a result of being in excess of the maximum interest rate which Borrower is permitted to contract or agree to pay; except that the Maximum Rate on any amount upon which Lender is not permitted to charge interest will be zero percent.

“Party or Parties” refers only to a named party or parties to this agreement or another Loan Document, as the context requires.

“Person” means an individual, a corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other business entity, or a government or any agency or political subdivision thereof.

“Subsidiary” of a Person which is anything other than an individual means a business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly by that Person.  Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to any Subsidiary or Subsidiaries, if any.

“Transaction Documents” means the Loan Documents and the Warrant.

“UCC” means the Uniform Commercial Code in the Governing Law State.

“Warrant” means a three-year warrant to purchase up to 65,359 shares of common stock, $.001 par value per share, of Borrower at an initial exercise price of $3.06 per share and otherwise in form and content reasonably satisfactory to Lender.

8.02 Drafting Conventions.  Unless expressly stated therein or the context otherwise requires, the Loan Documents will be interpreted in accordance with the following (the “Drafting Conventions”):  (a) the words “include,” “includes,” and “including” are to be read as if they were followed by the phrase “without limitation”; (b) unless otherwise expressly stated, terms and provisions applicable to two or more Persons shall apply on an individual, as well as collective basis; (c) headings and captions are provided for convenience only and do not affect the meaning of the text which follows; (d) references to an agreement or instrument means that agreement or instrument, together with all extensions, renewals, modifications, substitutions and amendments thereof, subject to any restrictions thereon in that agreement or instrument or in the Loan Documents; (e) ANY REPORT OR DOCUMENT TO BE RECEIVED BY LENDER SHALL BE REASONABLY SATISFACTORY IN FORM AND CONTENT TO LENDER; (F) WHEREVER (I) LENDER EXERCISES ANY RIGHT GIVEN TO IT TO APPROVE OR DISAPPROVE, (II) ANY ARRANGEMENT OR TERM IS TO BE SATISFACTORY TO LENDER, OR (III) ANY OTHER DECISION OR DETERMINATION IS TO BE MADE BY LENDER, THEN EXCEPT AS MAY BE OTHERWISE EXPRESSLY AND SPECIFICALLY PROVIDED THEREIN, THE DECISION TO APPROVE SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED; (g) whenever by the terms of the Loan Documents, Borrower is prohibited from taking an action or permitting the occurrence of some circumstance, Borrower shall not, directly or indirectly take that action or permit that circumstance, or directly or indirectly permit any Subsidiary to take that action or permit that circumstance; (h) evidence of the occurrence or non-occurrence of any event, or the existence or non-existence of any circumstance to be delivered to Lender must be in a form reasonably satisfactory to Lender; (i) unless specified otherwise, references to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (j) unless otherwise specified, all references to a time of day are references to the time in Los Angeles, California; (k) references to “month” or “year” are references to a calendar month or calendar year, respectively; (l) if any date specified in this agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; (m) a pronoun used in referring generally to any member of a class of Persons, or Persons and things, applies to each member of that class, whether of the masculine, feminine, or neuter gender; (n) references to “articles,” “sections,” “subsections,” “paragraphs;” “exhibits,” and “schedules” reference articles, sections, subsections, paragraphs, exhibits, and schedules, respectively, of this Agreement unless otherwise specifically provided; (p) the words “hereof,” “herein,” “hereunder,” and “hereby” refer to this agreement as a whole and not to any particular provision of this Agreement; (q) the definitions in this Agreement apply equally to both singular and plural forms of the terms defined; and (r) for purposes of computing periods of time from a specified date to a later specified date, the word “from “ means “from and including” and the words “to” and “until” each mean “to but excluding”.

ARTICLE 9

MISCELLANEOUS

9.01 Entire Agreement.  This Agreement and the other Transaction Documents, collectively: (i) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (ii) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (iii) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.  In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

9.02 Binding Effect; Successors and Assigns.  The Loan Documents will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

9.03 Assignment; Participations.  Neither Borrower nor Lender shall assign its rights or obligations hereunder without the other Party’s prior written consent.  Lender may sell participations in all or any portion of its interest in the Loans or under the Loan Documents to any Person; provided, however, Lender may not assign its right to purchase Securities of Borrower pursuant to Section 2.07 without the consent of Borrower except to such assignees, if any, permitted under the Warrant.  Lender may disclose to any actual or potential participant any information that Borrower has delivered to Lender in connection with the Loan Documents provided that Lender takes reasonable measures to protect the confidentiality of such information.  Notwithstanding section 9.03, Lender may assign all of its rights and obligations hereunder, including its promissory note and warrants, without the consent of the Borrower in the circumstance where the assignee is under control of the Lender.

9.04 Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum (other than restricting the amount of interest payable to Lender to the Maximum Rate), then Lender may, at its option, declare all Loan Obligations immediately due and payable.

9.05 Amendments in Writing.  The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all Parties to the respective Loan Document.

9.06 Governing Law.  Except as expressly stated therein, the Loan Documents will be governed exclusively by the applicable laws of the State of California (the “Governing Law State”) without regard or reference to its conflict of laws principles.  Borrower understands, agrees and acknowledges that (a) this Agreement and the transaction evidenced hereby have significant and substantial contacts with the Governing Law State, (b) it is convenient to Borrower and Lender to select the law of the Governing Law State to govern this Agreement and the transactions evidenced hereby, (c) the transactions evidenced by this Agreement bear a reasonable connection to the laws of the Governing Law State, (d) the choice of the internal laws of the Governing Law State was made for good and valid reasons, and (e) the choice of the Governing Law State constitutes good and valuable consideration for Lender to enter into this Agreement and Lender has entered into this Agreement in reliance on this choice.

9.07 Counterpart Execution.  The Loan Documents may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

9.08 Necessary Action.  Lender is authorized to execute any other documents or take any other actions reasonably necessary to effectuate the Loan Documents and the consummation of the transactions contemplated therein.

9.09 No Construction Against Drafter.  Each Party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Agreement.

9.10 INDEMNIFICATION.  BORROWER SHALL DEFEND, INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS AND ATTORNEYS (THE “INDEMNIFIED PERSONS”) HARMLESS AGAINST ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PERSONS: (I) INCURRED AS A RESULT OF THE FAILURE BY BORROWER TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF FUNDS ACQUIRED BY LENDER TO FUND SUCH LOAN; (II) AS A RESULT OF ITS ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN, BY BORROWER OR ANY AUTHORIZED REPRESENTATIVE OF BORROWER, WHICH ARE INTERRUPTED; (III) RESULTING FROM THE RELIANCE BY LENDER ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWER; AND (IV) ARISING OUT OF CLAIMS ASSERTED AGAINST THE INDEMNIFIED PERSONS AS A RESULT OF LENDER BEING PARTY TO THIS AGREEMENT OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT; EXCEPT THAT BORROWER SHALL HAVE NO OBLIGATION TO AN INDEMNIFIED PERSON UNDER THIS SECTION WITH RESPECT TO LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT ANY INDEMNITY UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES IS UNENFORCEABLE FOR ANY REASON, BORROWER SHALL TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL INDEMNITIES UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

9.11 BALLOON PAYMENT.  THIS AGREEMENT PROVIDES FOR A BALLOON PAYMENT.  BORROWER ACKNOWLEDGES THAT, EXCEPT WITH RESPECT TO THE RENEWAL PROVISIONS OF THIS AGREEMENT, LENDER HAS NOT AGREED TO REFINANCE THAT PAYMENT.

[Signature page follows]

The Parties have signed this Agreement effective as of the day and year first written above.

Address for notices: 3280 Peachtree Road, Suite 600 Atlanta, Georgia 30305 Attention: General Counsel Facsimile No.: ______________	BORROWER HSW INTERNATIONAL, INC. By: /s/ Bradley T. Zimmer Name: Bradley T. Zimmer Title: Executive Vice President & General Counsel
With a copy to: Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Attention: Donald R. Reynolds Facsimile No.: 919-781-4865
Address for notices: 10880 Wilshire Boulevard, Suite 950 Los Angeles, California 90024 Attention: Anshuman Dube Facsimile No.: (310) 500-2151	LENDER THEOREM CAPITAL, LLC By: /s/Anshuman Dube Name: Anshuman Dube Title: Manager

With a copy to:

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Attention: Istvan Benko
Facsimile No.: 310-201-4746